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                                 United States
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             _____________________

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
                       Commission file number: 000-30382

      Date of Report (Date of earliest event reported): November 30, 2000


                         TOPCLICK INTERNATIONAL, INC.
             -----------------------------------------------------
            (Exact name of registrant as specified in its charter)

     Delaware                      0-30382                  330755473
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(State or other jurisdiction of    (Commission         (IRS Employer
incorporation or organization)     file number)        Identification No.)

7676 Hazard Center Drive, Office 10, 5th Floor, San Diego, California  92108
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(Address of principal executive offices)                    (Zip Code)

      Registrant's telephone number, including area code:  (619) 298-9225
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     ____________________________________________________________________
             (Former name or former address and telephone number,
                         if changed since last report)




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ITEM 5 -  OTHER EVENTS
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     As previously disclosed, the Company has substantially exhausted its cash resources. Effective November 30, 2000, the Company closed its Vancouver, Canada office and terminated its remaining employees at that location, incurring reorganization costs of approximately $5,000. These costs have been partially offset by the sale of furniture and equipment. The www.topclick.com website remains operational and former employees will continue to provide services as contractors on a limited basis. The Company's president is continuing to seek new financing and business opportunities or, in the alternative, the sale of the Company's website.

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                                  SIGNATURES

     In accordance with the requirements of the Exchange Act, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on December 12, 2000.

                                       TOPCLICK INTERNATIONAL, INC.,
                                       a Delaware corporation


                                       By:   /s/ Chris Lewis
                                          --------------------------------
                                       Its: President